Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Paul L. Berns, President and Chief Executive Officer of Anacor Pharmaceuticals, Inc. (the “Company”), and Graeme Bell, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.             The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.             The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 6th day of November 2015.

/s/ PAUL L. BERNS	/s/ GRAEME BELL
Paul L. Berns	Graeme Bell
President and Chief Executive Officer	Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Rule 13a-14(b) of the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350) has been provided to Anacor Pharmaceuticals, Inc. and will be retained by Anacor Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Anacor Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.